Exhibit 4.2

THERMO FISHER SCIENTIFIC INC.,
 as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
 as Trustee

TWENTY-FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 20, 2022

0.853% Senior Notes due 2025

1.054% Senior Notes due 2027

1.279% Senior Notes due 2029

1.490% Senior Notes due 2032

2.069% Senior Notes due 2042

2.382% Senior Notes due 2052

THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of October 20, 2022 between THERMO FISHER SCIENTIFIC INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 20, 2009 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

WHEREAS, the Company has authorized the issuance of ¥22,300,000,000 aggregate principal amount of the Company’s 0.853% Senior Notes due 2025 (the “2025 Notes”), ¥28,900,000,000 aggregate principal amount of the Company’s 1.054% Senior Notes due 2027 (the “2027 Notes”), ¥4,700,000,00 aggregate principal amount of the Company’s 1.279% Senior Notes due 2029 (the “2029 Notes”), ¥[6,300,000,000 aggregate principal amount of the Company’s 1.490% Senior Notes due 2032 (the “2032 Notes”), ¥14,600,000,000 aggregate principal amount of the Company’s 2.069% Senior Notes due 2042 (the “2042 Notes”) and ¥33,300,000,000  aggregate principal amount of the Company’s 2.382% Senior Notes due 2052 (the “2052 Notes” and, together with the 2025 Notes, the 2027 Notes, the 2029 Notes, the 2032 Notes and the 2042 Notes, the “Notes”).

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(10) and 2.02 of the Base Indenture.

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee, mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1           Defined Terms.

(1)          Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

(2)          A term defined anywhere in this Supplemental Indenture has the same meaning throughout.

(3)          The singular includes the plural and vice versa.

(4)          Headings are for convenience of reference only and do not affect the interpretation.

(5)          As used herein, the following defined terms shall have the following meanings with respect to the Notes and this Supplemental Indenture only:

“Additional Amounts” has the meaning set forth in Section 1.4(2).

“Below Investment Grade Rating Event” means, with respect to a series of Notes, such Notes are downgraded below an Investment Grade Rating by any two of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of the occurrence of a Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by at least two of such Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates such Notes below an Investment Grade Rating or (y) publicly announces that it is no longer considering such Notes for possible downgrade, provided that no such extension will occur if on such 60th day such Notes have an Investment Grade Rating from at least two of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agencies). The Trustee shall not be responsible for monitoring, or charged with knowledge of, the ratings of the Notes.

“Business Day” means any day, other than a Saturday or Sunday or a day on which Federal or State banking institutions in The City of New York, London or Tokyo are authorized or required by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following:  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its direct or indirect wholly-owned subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution.  Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Depositary” means The Bank of New York Mellon, London Branch, as common depositary for the Depositary.

“Depositary” means each of Clearstream Banking, S.A. and Euroclear Bank SA/NV as operator of the Euroclear System.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Fitch” means Fitch Ratings Limited, and any successor to its rating agency business.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Paying Agency Agreement” means the Paying Agency Agreement, dated as of October 20, 2022, between the Company and the Paying Agent.

“Paying Agent” means The Bank of New York Mellon, London Branch, or any successor.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable series of Notes or fails to make a rating of such Notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of its Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.

“Specified Office of the Paying Agent” means, initially, the London Branch of The Bank of New York Mellon, located at 160 Queen Victoria Street, London EC4V 4LA, England.

“United States” means the United States of America, the states of the United States, and the District of Columbia.

“yen” or “¥” means the lawful currency for the time being of Japan.

Section 1.2           Terms of the Notes.

The following terms relate to the Notes:

(1)          The 2025 Notes shall constitute a separate series of Notes having the title “0.853% Senior Notes due 2025,” the 2027 Notes shall constitute a separate series of Notes having the title “1.054% Senior Notes due 2027,” the 2029 Notes shall constitute a separate series of Notes having the title “1.279% Senior Notes due 2029,” the 2032 Notes shall constitute a separate series of Notes having the title “1.490% Senior Notes due 2032,” the 2042 Notes shall constitute a separate series of Notes having the title “2.069% Senior Notes due 2042,” and the 2052 Notes shall constitute a separate series of Notes having the title “2.382% Senior Notes due 2052.”

(2)          The aggregate principal amount of the 2025 Notes (the “Initial 2025 Notes”), the 2027 Notes (the “Initial 2027 Notes”), the 2029 Notes (the “Initial 2029 Notes”), the 2032 Notes (the “Initial 2032 Notes”), the 2042 Notes (the “Initial 2042 Notes”) and the 2052 Notes (the “Initial 2052 Notes,” and, together with the Initial 2025 Notes, the Initial 2027 Notes, the Initial 2032 Notes the Initial 2042 Notes and the Initial 2052 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be ¥22,300,000,000, ¥28,900,000,00, ¥4,700,000,000, ¥6,300,000,000, ¥14,600,000,000 and ¥33,300,000,000, respectively.  The Company may from time to time, without giving notice to or seeking the consent of any Holders of Notes of such series, issue additional 2025 Notes (in any such case, the “Additional 2025 Notes”), additional 2027 Notes (in any such case, the “Additional 2027 Notes”), additional 2029 Notes (in any such case, the “Additional 2029 Notes”), additional 2032 Notes (in any such case, the “Additional 2032 Notes”), additional 2042 Notes (in any such case, the “Additional 2042 Notes”) and additional 2052 Notes (in any such case, the “Additional 2052 Notes” and, together with the Additional 2025 Notes, the Additional 2027 Notes, the Additional 2029 Notes, the Additional 2032 Notes and the Additional 2042 Notes, the “Additional Notes”) having the same terms (except for the issue date, offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the Initial 2025 Notes, Initial 2027 Notes, Initial 2029 Notes, Initial 2032 Notes, the Initial 2042 Notes and the Initial 2052 Notes, as the case may be.  Any Additional Notes of a series and the Initial Notes of such series shall constitute a single series under the Indenture; provided that if any Additional Notes of a series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series shall have separate ISIN and Common Code numbers.  All references to a series of Notes shall include both the Initial Notes and any Additional Notes of such series, unless the context otherwise requires.  The aggregate principal amount of each of the 2025 Notes, the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2042 Notes and the 2052 Notes shall be unlimited.

(3)          The entire respective Outstanding principal amount of the 2025 Notes, the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2042 Notes and the 2052 Notes shall be payable on October 20, 2025, October 20, 2027, October 19, 2029, October 20, 2032, October 20, 2042 and October 18, 2052, respectively.  The principal of each Note payable at maturity or upon earlier redemption shall be paid against presentation and surrender of such Note at the office or agency maintained for such purposes in London, initially, the Specified Office of the Paying Agent.

 (4)          The rate at which the 2025 Notes shall bear interest shall be 0.853% per annum, the rate at which the 2027 Notes shall bear interest shall be 1.054% per annum, the rate at which the 2029 Notes shall bear interest shall be 1.279% per annum, the rate at which the 2032 Notes shall bear interest shall be 1.490% per annum, the rate at which the 2042 Notes shall bear interest shall be 2.069% per annum and the rate at which the 2052 Notes shall bear interest shall be 2.382% per annum.  The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from October 20, 2022. The Interest Payment Dates for each series of Notes shall be April 20 and October 20 of each year, beginning on April 20, 2023 until the principal is paid or made available for payment, except that the final interest payment date in 2029, in the case of the 2029 Notes, and in 2052, in the case of the 2052 Notes, shall be their respective Stated Maturity; provided that if any Interest Payment Date for any series of Notes falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment to Holders was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date.  The regular record dates shall be April 5 and October 5, whether or not a Business Day, immediately preceding the related Interest Payment Date.  Interest on the Notes shall be computed on the basis of a 360 day-year of twelve 30-day months.

(5)          The Notes shall be issuable in whole in the form of one or more registered Global Securities, without coupons, which shall be deposited with, or on behalf of, the applicable Depositary and shall be registered in the name of the Common Depositary for, and in respect of interests held through, the applicable Depositary.  Each Note shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference.  The Notes shall be issuable in denominations of ¥100,000,000 or any integral multiple of ¥10,000,000 in excess thereof.

(6)          The Notes shall not have the benefit of any sinking fund.

(7)          Except as provided herein, the Holders shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(8)          The Notes shall be general unsecured and unsubordinated obligations of the Company and shall be ranked equally among themselves.

(9)          The Notes are not convertible into shares of common stock or other securities of the Company.

(10)        The covenants set forth in Section 1.4 hereof shall be applicable to the Notes.

(11)        The transfer and exchange provisions set forth in Section 2.05 of the Base Indenture shall be applicable to the Notes.

(12)        All payments of principal of, and interest (including Additional Amounts, if any) and premium (if any) on, the Notes shall be payable in yen; provided, however, that if, on or after October 20, 2022, yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes shall be made in U.S. dollars until the yen is again available to the Company or so used.  In such circumstances, the amount payable on any date in yen shall be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. dollars shall not constitute an Event of Default under the Notes or the Indenture. None of the Trustee or the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Any references elsewhere in the Indenture or the Notes to payments being made in yen notwithstanding, payments shall be made in U.S. dollars to the extent set forth in this Section 1.2(12).

(a)          The Bank of New York Mellon, London Branch, shall initially act as the Paying Agent in accordance with the terms of the Paying Agency Agreement. The Company hereby initially designates the Specified Office of the Paying Agent as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the Notes or the Indenture may be served. The Security Registrar for the Notes shall initially be the Trustee. Upon notice to the Trustee, the Company may at any time vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.

(13)        In order to provide for all payments due on the Notes as the same shall become due, the Company shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the Business Day prior to the payment date of each Note, at such bank as the Paying Agent shall previously have notified the Company, in immediately available funds sufficient to meet all payments due on such Notes.

(14)        Notwithstanding any other provision of this Supplemental Indenture, the Trustee and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Supplemental Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee or Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Section 1.3           Redemption Upon Changes in Withholding Taxes.

The Notes of any series may be redeemed, as a whole but not in part, at the option of the Company, upon not less than 10 nor more than 90 days’ notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date and Additional Amounts (as defined in Section 1.4(2)), if any, if as a result of any amendment to, or change in, the laws, regulations, rulings or treaties of the United States or other jurisdiction in which the Company or any successor thereof (including a continuing corporation, partnership, limited liability company, joint venture, joint-stock company, association, trust or unincorporated organization formed by a consolidation with the Company, into which the Company is merged, or that acquires or leases all or substantially all of the property and assets of the Company) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or change in the published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction (regardless of whether such action, change or holding is with respect to the Company), which amendment or change is announced or becomes effective on or after the date the Notes of such series are issued, the Company has become, or there is a material probability that it will become, obligated to pay Additional Amounts on the next date on which any amount would be payable with respect to the Notes of such series, and such obligation cannot be avoided by the use of commercially reasonable measures available to the Company not including substitution of the obligor on the Notes; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated, or there is a material probability the Company would otherwise be obligated, to pay such Additional Amount. Prior to the publication or, where relevant, mailing (and/or to the extent permitted by applicable procedures or regulations, electronic delivery) of any notice of redemption described in this paragraph, the Company shall deliver to the Trustee (i) an Officer’s Certificate of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking commercially reasonable measures available to it, as described above, and (ii) a written opinion of independent tax counsel to the Company of recognized standing to the effect that the Company has or there is a material probability that it will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Company cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it as described above.

Section 1.4           Additional Covenants.

The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

(1)          Change of Control Triggering Event.

(a)          If a Change of Control Triggering Event occurs with respect to any series of the Notes, unless the Company shall have redeemed such series of the Notes in full, as set forth in Section 1.3 of this Supplemental Indenture or the Company shall have defeased such series of the Notes or have satisfied and discharged such series of the Notes, as set forth in Article XI of the Base Indenture, the Company shall make an offer (a “Change of Control Offer”) to each Holder of the applicable series of the Notes to repurchase any and all of such Holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased (such principal amount to be equal to ¥100,000,000 or any integral multiple of ¥10,000,000 in excess thereof), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be delivered to the Holders of Notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”). Notwithstanding the foregoing, installments of interest on any series of Notes whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(b)          On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

(i)	accept for payment all Notes or portions of Notes of the applicable series properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes of the applicable series properly tendered; and

(iii)
deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating (1) the aggregate principal amount of such series of Notes or portions of such series of Notes being repurchased, (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4 by virtue of any such conflict.

(2)          Additional Amounts.

(a)          Unless otherwise required by law, the Company will not deduct or withhold from payments made under or with respect to the Notes of any series for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that the Company is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Notes of any series, as the case may be, the Company will pay such additional amounts (“Additional Amounts”) so that the net amount received by each Holder of the Notes (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted.

(b)          Additional Amounts will not be payable with respect to a payment made to a Holder of the Notes or a Holder of beneficial interests in global securities representing the Notes where such Holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such Holder’s mere ownership of the Notes or for or on account of:

(i)
any Taxes that are imposed or withheld solely because such Holder (or the beneficial owner for whose benefit such Holder holds the Notes) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such Holder (or beneficial owner) if such Holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

(A)
is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

(B)
has or had any present or former connection (other than the mere fact of ownership of the Notes) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

(C)
with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

(D)	actually or constructively owns or owned 10% or more of the total combined voting power of all of Thermo Fisher’s classes of stock within the meaning of Section 871(h)(3) of the Code; or

(E)
is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3) of the Code;

(ii)	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the Notes, except as otherwise provided herein;

(iii)
any Taxes imposed solely as a result of the presentation of the Notes (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to the payment of Additional Amounts had the Notes been presented for payment on any date during such 15-day period;

(iv)
any Taxes imposed or withheld solely as a result of the failure of such Holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

(v)
with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such Holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

(vi)	any Taxes that are payable by any method other than withholding or deduction by the Company or any paying agent from payments in respect of the Notes;

(vii)	any Taxes required to be withheld by any paying agent from any payment in respect of the Notes if such payment can be made without such withholding by at least one other paying agent;

(viii)
any withholding or deduction for Taxes which would not have been imposed if the Notes had been presented to another paying agent in a country that is a member state of the European Union as of the date hereof;

(ix)
any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

(x)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above;

Additional Amounts also will not be payable to any Holder of the Notes or the Holder of a beneficial interest in a global security representing the Notes that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such Holder that is not the sole Holder of such security or Holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(c)          The Company will also (i) make such withholding or deduction of Taxes and (ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws. The Company will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld. The Company will, upon request, make available to the Holders of the Notes, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or if, notwithstanding the Company’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

(d)          At least 30 days prior to each date on which any payment under or with respect to the Notes of any series is due and payable for which the Company will be obligated to pay Additional Amounts, with respect to such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to Holders of such series of Notes on the payment date.

(e)          In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United States or any political subdivision or taxing authority of or in the United States in respect of the creation, issue, offering, enforcement, redemption or retirement of the Notes of any series.

(f)          The provisions of this Section 1.4(2) shall survive any termination or the discharge of this Supplemental Indenture and shall apply mutatis mutandis to any jurisdiction in which the Company or any successor Person to the Company is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein; provided, however, the date on which the Company changes its jurisdiction in which it is organized or such Person becomes a successor to the Company shall be substituted for the date on which the applicable series of Notes was issued.

(g)          Whenever in this Supplemental Indenture or the Notes there is mentioned, in any context, the payment of principal and premium, if any, redemption price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 1.5           Events of Default.

(a)          The provisions of Article VI of the Base Indenture shall be applicable to each series of the Notes, except that clauses (1) through (7) of Section 6.01(a) thereof shall be modified with respect to Notes of a series as follows:

(1)          default in the payment of the principal or any premium on such series of Notes when due (whether at maturity, upon acceleration, redemption or otherwise);

(2)          default for 30 days in the payment of interest on the Notes of such series when due;

(3)          (i) failure by the Company to comply with Section 1.4(1) of this Supplemental Indenture with respect to such series of Notes or (ii) failure by the Company to observe or perform any term of the Indenture applicable to such series of Notes (other than those referred to in (1) or (2) above or (3)(i) above) for a period of 90 days after the Company receives a notice of default stating that the Company is in breach. The notice required under 3(ii) above must be sent by either the Trustee or Holders of 25% of the principal amount of the applicable series of Notes;

(4)          (A) failure by the Company to pay indebtedness for money borrowed by the Company or for which the Company has guaranteed the payment, in an aggregate principal amount of at least $500,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (B) acceleration of the maturity of any indebtedness for money borrowed by the Company or for which the Company has guaranteed the payment, in an aggregate principal amount of at least $500,000,000, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Company, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the Indenture caused by such default will be deemed likewise to be cured or waived;

(5)          the entry by a court having competent jurisdiction of:

(A)          an order for relief in respect of the Company as debtor in an involuntary proceeding under any applicable Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(B)          a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6)          the commencement by the Company of a voluntary proceeding under any applicable Bankruptcy Law or the consent by the Company as debtor to the entry of a decree or order for relief in an involuntary proceeding under any applicable Bankruptcy Law, or the filing by the Company as debtor of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law, or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

ARTICLE II

MISCELLANEOUS

Section 2.1           Business Day.

If any maturity date or earlier date of redemption for any series of Notes falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment to Holders was due and no interest shall accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.

Section 2.2           [Reserved].

Section 2.3           Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.4           Concerning the Trustee.

In carrying out its responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.5           Governing Law.

This Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Section 2.6           Separability.

In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7           Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture, the Indenture or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign). Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Authentication Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 2.04 or elsewhere in the Base Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

Section 2.8           No Benefit.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders, any benefit or legal or equitable rights, remedy or claim under this Supplemental Indenture or the Base Indenture.

Section 2.9           Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 2.10         OFAC Certification and Covenants.

(a)          The Company covenants and represents that neither it nor any of its subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively “Sanctions”).

(b)          The Company covenants and represents that neither it nor any of its subsidiaries, directors or officers will use any part of the proceeds received in connection with the Indenture and the Notes to be issued thereunder or any other of the transaction documents to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, to the Company’s knowledge after due inquiry, is the subject or target of Sanctions.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Anthony H. Smith
Name: Anthony H. Smith
Title: Vice President, Tax and Treasury and Treasurer

[Twenty-Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as

Trustee

	By:	/s/ Ann M. Dolezal
Name:Ann M. Dolezal
Title: Vice President

[Twenty-Fourth Supplemental Indenture]

EXHIBIT A

[Insert the Global Security legend, if applicable]

[  ]%1 SENIOR NOTES DUE [  ]2

No. [ ]	¥ [ ]
ISIN No. [ ][3]

THERMO FISHER SCIENTIFIC INC.

promises to pay to [  ] or registered assigns, the principal sum of [  ] yen on [  ]4.

Interest Payment Dates: [  ] and [  ]

Record Dates: [  ] and [  ]

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	2025 Notes: 0.853%; 2027 Notes: 1.054%; 2029 Notes: 1.279%; 2032 Notes: 1.490%; 2042 Notes: 2.069%; and 2052 Notes: 2.382%
[2]	2025 Notes: 2025; 2027 Notes: 2027; 2029 Notes: 2029; 2032 Notes: 2032; 2042 Notes: 2042; and 2052 Notes: 2052
[3]	2025 Notes: XS2548076053; 2027 Notes: XS2548076301; 2029 Notes: XS2548077457; 2032 Notes: XS2548077531; 2042 Notes: XS2548078182; and 2052 Notes: XS2548078265
[4]	2025 Notes: October 20, 2025; 2027 Notes: October 20, 2027; 2029 Notes: October 19, 2029; 2032 Notes: October 20, 2032; 2042 Notes: October 20, 2042; and 2052 Notes: October 18, 2052

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [ ]

THERMO FISHER SCIENTIFIC INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the [          ]5 issued by Thermo Fisher Scientific Inc. of the series designated therein, referred to in the within-mentioned Indenture.

Date: [ ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

[5]
2025 Notes: 0.853% Senior Notes due 2025; 2027 Notes: 1.054% Senior Notes due 2027; 2029 Notes: 1.279% Senior Notes due 2029; 2032 Notes: 1.490% Senior Notes due 2032; 2042 Notes: 2.069% Senior Notes due 2042; and 2052 Notes: 2.382% Senior Notes due 2052

Thermo Fisher Scientific Inc.

[  ]6

This security is one of a duly authorized series of debt securities of Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of November 20, 2009 (the “Base Indenture”), duly executed and delivered by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Twenty-Fourth Supplemental Indenture, dated as of October 20, 2022 (the “Supplemental Indenture”), between the Company and the Trustee. The Notes are subject to a Paying Agency Agreement, dated as of October 20, 2022 (the “Paying Agency Agreement”), between the Company and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”). The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1.           Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of [ ]%7. The Company will pay interest semi-annually in arrears on April 20 and October 20 of each year (each such day, an “Interest Payment Date”) until the principal is paid or made available for payment.8 If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly made available for payment or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be April 20, 2023. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. In order to provide for all payments due on the Securities as the same shall become due, the Company shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the Business Day prior the payment date of each Security, at such bank as the Paying Agent shall previously have notified to the Company, in immediately available funds sufficient to meet all payments due on such Securities.

[6]
2025 Notes: 0.853% Senior Notes due 2025; 2027 Notes: 1.054% Senior Notes due 2027; 2029 Notes: 1.279% Senior Notes due 2029; 2032 Notes: 1.490% Senior Notes due 2032; 2042 Notes: 2.069% Senior Notes due 2042; and 2052 Notes: 2.382% Senior Notes due 2052

[7]	2025 Notes: 0.853%; 2027 Notes: 1.054%; 2029 Notes: 1.279%; 2032 Notes: 1.490%; 2042 Notes: 2.069%; and 2052 Notes: 2.382%
[8]	2029 Notes: except that the final Interest Payment Date in 2029 shall be the Stated Maturity; and 2052 Notes: except that the final Interest Payment Date in 2052 shall be the Stated Maturity.

2.           Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption pursuant to Section 1.4(2) of the Supplemental Indenture or there is a Change of Control Offer, and the redemption date or Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities shall instead be paid upon presentation and surrender of such Securities as provided in the Indenture. Subject to Section 1.2 of the Supplemental Indenture, all payments of principal of, and interest (including Additional Amounts, if any) and premium (if any) on, the Securities shall be payable in yen.

3.           Paying Agent and Registrar. Initially, The Bank of New York Mellon, London Branch, shall act as the Paying Agent in accordance with the terms of the Paying Agency Agreement and the Trustee shall act as Security Registrar. Upon prior notice to the Trustee, the Company may change or appoint any Paying Agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4.           Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. In the event of a conflict between the terms of the Securities and the terms of the Indenture, the terms of the Indenture shall prevail. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “[ ]9,” initially limited to ¥[•] in aggregate principal amount. The Company shall furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451, Attention: Michael A. Boxer.

5.            Redemption. Except as set forth in Section 1.3 of the Supplemental Indenture, the Company may not redeem the Securities of this series prior to the Maturity Date. The Company shall not be required to make sinking fund payments with respect to the Securities.

6.            Redemption Upon Changes in Withholding Taxes; Payment of Additional Amounts.

[9]
2025 Notes: 0.853% Senior Notes due 2025; 2027 Notes: 1.054% Senior Notes due 2027; 2029 Notes: 1.279% Senior Notes due 2029; 2032 Notes: 1.490% Senior Notes due 2032; 2042 Notes: 2.069% Senior Notes due 2042; and 2052 Notes: 2.382% Senior Notes due 2052

The provisions of Sections 1.3 and 1.4(2) of the Supplemental Indenture shall apply to the Securities.

Whenever the payment of the principal of or interest or any other amounts on, or in respect of, the Securities is mentioned, in any context, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the Indenture, and express mention of the payment of Additional Amounts in any provision of the Securities shall not be construed as excluding the payment of Additional Amounts in those provisions where such express mention is not made.

7.           Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has redeemed this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security shall have the right to require that the Company repurchase all or a portion (such principal amount to be equal to ¥100,000,000 or any integral multiple of ¥10,000,000 in excess thereof) of this Security at a repurchase price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased up to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, in accordance with Section 1.4(1)(a) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

8.           Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of ¥100,000,000 or any integral multiple of ¥10,000,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Paying Agent or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security or portions thereof selected for redemption, in whole or in part, except the unredeemed portions of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security between the applicable record date and the next succeeding Interest Payment Date.

9.            Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

10.         Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, as applicable, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

11.          Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12.          Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the entire principal amount of, premium, if any, and accrued interest, if any, of such Securities due and immediately payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

13.          Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14.          No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

15.          Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16.          Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17.          Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.          Governing Law. The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(l) of the Supplemental Indenture, check the box:

☐	1.4(l) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(l) of the Supplemental Indenture, state the amount: ¥

Date:

Your Signature
(Sign exactly as your name appears on the face of this Security)

Tax I.D. Number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)